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                                                                    EXHIBIT 12.1



           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)



Net Loss for the six months ended June 30, 1997.............................................   $   (835)
Accretion of 5% Convertible Preferred Stock added to Liquidation Preference for the six
  months ended June 30, 1997................................................................     (1,406)
Deemed Dividend on 5% Convertible Preferred Stock for the six months ended June 30, 1997....    (43,313)
                                                                                               --------
     Coverage Deficiency....................................................................   $(45,554)
                                                                                               --------
                                                                                               --------


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